UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 South Boston, Suite 600 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 947-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 18, 2015, Midstates Petroleum Company, Inc. (the “Company”) filed a current report on Form 8-K (the “Form 8-K”) reporting that, among other things, Frederic (Jake) F. Brace was appointed to the position of interim President and Chief Executive Officer of the Company. As described in the Form 8-K, Mr. Brace and the Company had not yet entered into an employment agreement outlining the terms of his employment. The purpose of this report is to amend the Form 8-K to provide a description of Mr. Brace’s executed employment agreement.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2015, Mr. Brace and the Company entered into an employment agreement (the “Employment Agreement”) outlining the terms of his employment as interim President and Chief Executive Officer of the Company. Pursuant to the Employment Agreement, Mr. Brace’s monthly salary will be $100,000 (the “Base Salary”) while serving as interim President and Chief Executive Officer and Mr. Brace will be entitled to participate in any Incentive Plans (as defined in the Employment Agreement) applicable to similarly situated employees of the Company.  Additionally, Mr. Brace will be entitled to an annual bonus in the sole discretion of the Board of Directors of the Company (the “Board”), which will be determined based upon multiple factors, including, but not limited to, the Company’s performance and Mr. Brace’s personal performance.  The target annual bonus is one hundred percent (100%) of Mr. Brace’s twelve month Base Salary, the maximum annual bonus is two hundred percent (200%) of Mr. Brace’s twelve month Base Salary, and the minimum annual bonus is fifty percent (50%) of Mr. Brace’s twelve month Base Salary (each to be prorated for the number of days Mr. Brace is employed with the Company during the applicable bonus period).

The Employment Agreement is effective as of March 9, 2015 and contains an initial term ending on September 9, 2016 (the “Initial Term”).  If sixty (60) days notice of intent to terminate the Employment Agreement is not given prior to the expiration of the Initial Term, the Employment Agreement will continue past the Initial Term for successive six month terms until either party gives sixty (60) days notice that the party intends for the Employment Agreement to terminate at the end of any such six month period.

If Mr. Brace’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Brace for Good Reason (as defined in the Employment Agreement) during the term of the Employment Agreement, Mr. Brace will be entitled to a lump-sum cash payment which will consist of the following items: (i) that portion of his Base Salary accrued but not yet paid through the date of termination, (ii) any accrued or vested amount arising from his participation in, or benefits under, any Incentive Plans (as defined in the Employment Agreement), (iii) a Severance Bonus (as defined in the Employment Agreement), and (iv) continued payment of Mr. Brace’s Base Salary for the remainder of the term of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto, as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, effective as of March 9, 2015, by and between Midstates Petroleum Company, Inc. and Frederic F. Brace.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: April 3, 2015	By:	/s/ Nelson M. Haight
	Name:	Nelson M. Haight
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, effective as of March 9, 2015, by and between Midstates Petroleum Company, Inc. and Frederic F. Brace.